UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2007

Warwick Valley Telephone Company
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-11174	14-1160510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

47 Main Street, Warwick , New York		10990
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	845-986-8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2007, the Board of Directors of Warwick Valley Telephone Company (the "Company") elected Mr. Thomas H. Gray to fill the vacancy on the Company’s Board of Directors resulting from the previously announced resignation of Corinna S. Lewis whose term was to expire as of the 2008 Annual Meeting of Shareholders. Mr. Gray will serve for a term that will run until the Company's upcoming Annual Meeting of Shareholders and until a successor has been elected and qualified.

Mr. Gray, 57, has been serving as the Interim President and Chief Executive Officer of the Company since January. He is also the founder and leader of the Telecom Expert Group (2001-present). Formerly a Vice President with Ameritech and Belgacom (prior to 2000), and FLAG Telecom (from 2000-2001), he has 37 years experience in United States and international telecom general management, strategy, organization, due diligence, mergers and acquisitions, marketing, product development, customer service and operations. His experience with small business operations was obtained as a Managing Director of Mooney Airplane Company (in 2004) and as a member of the Board of Directors of Mooney Aerospace Group (2005-2006).

Mr. Gray entered into an employment agreement with the Company, on January 15, 2007, for a three to six month period effective from the date of the agreement; however, his employment may be terminated at any time by either Mr. Gray or the Company, effective on the 30th day after delivery of written notice to the other party. He is receiving a salary of $8,333.83 per week. The Company is reimbursing Mr. Gray for reasonable travel and incidental expenses such as lodging and meals, use of a company car for business purposes, and weekly airfare to and from his home. Mr. Gray is not eligible for employee benefits, fringe benefits or other perquisites made available to Company employees. Mr. Gray has also executed an agreement with the Company indemnifying Mr. Gray with respect to certain legal costs and expenses pursuant to the Company’s By-Laws and the New York Business Corporation Law. The agreement is in the form previously utilized by the Company with other officers and directors.

The Board has determined that Mr. Gray is currently not independent within the meaning of NASDAQ’s interpretation of the term "independent;" however, the Board believes that an interim officer such as Mr. Gray may be found to be independent upon the termination of his interim appointment. Lastly, no determination has been made relating to Mr. Gray’s participation on committees of the Board.

A press release relating to this matter is attached as Exhibit 99.1 hereto and is filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warwick Valley Telephone Company

March 19, 2007	By:	Thomas H. Gray

Name: Thomas H. Gray
Title: Interim President & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release entitled "Warwick Valley Fills Board Vacancy," dated March 19, 2007.